                                                                   Exhibit 10.13


                      TRANSITION AND SEVERANCE AGREEMENT
                      ----------------------------------


     This Transition and Severance Agreement (hereinafter the "Agreement") made as of this 13th day of March, 1998 is by and between Workgroup Technology Corporation (the "Company") and James Carney ("Mr. Carney").

     WHEREAS, Mr. Carney is currently an employee of the Company in the position of Chief Executive Officer;

     WHEREAS, Mr. Carney is resigning from the position of Chief Executive Officer and the Company desires to retain the services of Mr. Carney through a Transition Period (as defined below);

     WHEREAS, Mr. Carney desires to provide such transition services in the capacity of an employee consultant; and

     WHEREAS, the parties hereto wish to memorialize terms relating to: (i) Mr. Carney's Transition Period, (ii) Mr. Carney's severance benefits; and (iii) certain obligations of Mr. Carney.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations herein contained, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:

     1.  Employment Status:
         -----------------

          (a)   Termination Date:  Mr. Carney hereby resigns as the Chief
                ----------------
Executive Officer of the Company effective as of the date hereof. Mr. Carney will continue to be employed by the Company as an employee consultant until July 6, 1998, at which date his employment shall terminate (the "Termination Date"). Mr. Carney shall report to, and his duties shall be subject to the direction and control of, the Board of Directors of the Company, and Mr. Carney shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time-to-time be vested in or required of him by the Board. As of the Termination Date, Mr. Carney's salary will cease, and any entitlement he has or might have under any Company-provided benefit plan, program or practice will terminate, except as required by federal or state law, or as otherwise described below.

          (b)   Transition Period:
                -----------------

          (i)  Salary Continuation:  The Company agrees to continue Mr. Carney's
               -------------------
employment as an employee consultant during the period from March 13, 1998 through July 6, 1998 (the "Transition Period") at his current base salary, in accordance with the Company's normal payroll practices.

          (ii) Benefits:  The Company agrees that, during the Transition Period
               ---------
only, Mr. Carney will remain eligible for any and all other benefits incident to employment at the Company as are normally available to full-time active employees. All of Mr. Carney's stock options, including without limitation the options granted under the Stock Option Agreement between Mr. Carney and the Company dated October 5, 1995 (the "Stock Option Agreement"), will continue to vest through the Transition Period in accordance with their terms.

          (iii) Transition Duties: Mr. Carney agrees to make himself available
                -----------------
during the Transition Period upon reasonable notice from the Company to assist in the transition of his responsibilities and to provide any other assistance needed by the Company. This assistance will include, among other things, setting up and handing off of strategic partnering meetings, working with selected accounts and aiding in the roll out of certain products.

          (c)  Post-Employment:  After the Termination Date, Mr. Carney agrees
               ---------------
to continue to serve as Chairman of the Board of Directors of the Company, subject to the continued approval of the shareholders and the Company, in accordance with the Certificate of Incorporation and the By-Laws of the Company. During the period that Mr. Carney serves on the Board of Directors, the Company will reimburse Mr. Carney for expenses he incurs in that capacity if approved in advance by the Company in writing.

     2.  Severance Benefits:
         ------------------

          (a)  Severance Pay:  After the Termination Date, the Company will
               -------------
provide Mr. Carney with salary continuation for a period of twelve (12) months (the "Severance Period") at Mr. Carney's current base salary rate. Such salary continuation will be paid in accordance with the Company's then-current payroll practices, with the first payment to be made on the first regularly scheduled payday on or immediately following the Termination Date.

          (b)  Health Insurance:  The Termination Date shall be the date of the
               ----------------
"qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). In the event that Mr. Carney elects the continuation of coverage of the Company's health plans under COBRA, the Company agrees to pay COBRA payments equivalent to the contribution it makes to the health insurance payments of other employees, only during the Severance Period. After the Severance Period, the Company will no longer be obligated to pay contributions as above described and health plan coverage shall be continued only to the extent required by COBRA and only to the extent Mr. Carney timely pays the amount required for such continuation of health plan coverage.

     In the event that Mr. Carney accepts any employment during the Severance Period which provides health benefits, the Company's obligations to Mr. Carney to make the COBRA payments on Mr. Carney's behalf provided in this subsection shall cease upon the acceptance of such alternative employment.

          (c)  Disability Insurance:  In the event that Mr. Carney obtains
               --------------------
short-term and/or long-term disability insurance, the Company will pay to Mr. Carney, only during the Severance

Period, an amount equal to the then-current premiums paid by the Company for such insurance at the time of the Termination Date.

     In the event that Mr. Carney accepts any employment during the Severance Period which provides short-term and/or long-term disability insurance, the Company's obligations to Mr. Carney to make the payments provided in this subsection shall cease upon the acceptance of such alternative employment.

          (e)  Stock Options:  On the Termination Date, the Company will
               -------------
accelerate the vesting of Mr. Carney's options under the Stock Option Agreement to provide for the vesting of the remaining 18,751 unvested shares which were granted on October 5, 1995 at $.30 per share. This acceleration of vesting is in lieu of any options under the Company's Non-Employee Director Stock Option Plan, which Mr. Carney hereby agrees to forfeit. Other than as expressly set forth herein, all existing option agreements, including the Stock Option Agreement, will remain in full force and effect in accordance with their terms.

          (f)  Lap Top Computer:  On the Termination Date, the Company shall
               ----------------
transfer to Mr. Carney title to the laptop computer Mr. Carney is currently using. The parties agree that the value of the computer is $ 4,318.65. Mr. Carney hereby authorizes the Company to deduct any tax withholdings applicable to such transfer from the payment by the Company specified in Section 3 below. All risk of damage or loss with respect to such laptop computer shall rest with Mr. Carney. The computer is transferred to Mr. Carney "as is," with no representations or warranties, express or implied, being made to Mr. Carney (including warranties of merchantability or fitness for a particular purpose) and, without limiting the generality of the foregoing in any way, in no event shall the Company be liable for any consequential, special, punitive, or other damages in connection with this computer transfer.

     3.   Taxes:  All payments set forth in Sections 1 and 2 are subject to
          -----
applicable (if any) Federal, state and local withholding, payroll and other taxes.

     4.   Conditions To Severance.  Mr. Carney will not receive any of the
          -----------------------
benefits set forth in Section 2 if he voluntarily terminates his employment prior to or during the Transition Period or the Company terminates Mr. Carney's employment prior to or during the Transition Period, for "Cause," as defined below.

     "Cause" shall mean, and be limited to, (1) dishonesty, (2) willful misconduct in the performance of Mr. Carney's duties, (3) breach of the terms of any confidentiality, non-competition, nonsolicitation or developments agreement in favor of the Company, (4) breach of the terms of this Agreement or (5) the commission by Mr. Carney of a felony.

     5.   Noncompetition, Nonsolicitation and Nondisclosure.  Mr. Carney
          -------------------------------------------------
confirms the existence and continued validity of his Noncompetition, Nonsolicitation, Nondisclosure and Assignment of Inventions Agreement with the Company dated May 14, 1992, a true and correct copy which is attached hereto as Exhibit A.
---------

     6.  Release:
         -------

          (a) In exchange for the amounts described in Sections 1 and 2 and other good and valuable consideration, the receipt of which is hereby acknowledged, Mr. Carney and his representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, indemnify and hold harmless the Company, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, and its current and former directors, shareholders, officers, employees, attorneys and/or agents, both individually and in their official capacities (hereinafter collectively referred to as the "Releases"), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, which arise out of Mr. Carney's employment with, change in employment status with, and/or termination from the Company. This release is intended by Mr. Carney to be all encompassing and to act as a full and total release of any claims he may have or has had against the Releasees, including, but not limited to, any federal or state law or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sex harassment, sexual orientation, national origin, ancestry, handicap or disability, veteran status or any military service or application for military service; any contract, whether oral or written, express or implied; any tort; or common law. However, it is expressly agreed and understood that Mr. Carney is not waiving any rights to enforce the specific terms of this Agreement.

          (b) The amounts set forth above in Sections 1 and 2 shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Releasees to Mr. Carney, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, stock and stock options, equity, promises of equity, stock warrants, commissions, severance pay, any and all other forms of compensation or benefits, attorney's fees, or other costs or sums.

     7.  Waiver of Rights and Claims Under the Age Discrimination and Employment
         -----------------------------------------------------------------------
Act of 1967:   Since Mr. Carney is 40 years of age or older, he has been
-----------
informed that he has or might have specific rights and/or claims under the Age Discrimination and Employment Act of 1967 (ADEA) and Mr. Carney agrees that:

          (a) In consideration for the amounts described in Sections 1 and 2 hereof, which are in addition to anything of value to which Mr. Carney is already entitled, Mr. Carney specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to or on the date this Agreement was executed;

          (b) Mr. Carney has been advised of his right to consult with his counsel of choice prior to executing this Agreement and Mr. Carney has not been subject to any undue or improper influence interfering with the exercise of his free will in deciding whether to execute this Agreement;

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

          (c) Mr. Carney was advised when presented by the Company with the initial draft of this Agreement, that he had at least 21 days within which to consider its terms and to consult with or seek advice from an attorney or any other person of his choosing.

          (d) Mr. Carney and the Company hereby agree that any revisions to the initial drafts of this Agreement did not affect the calculation of the twenty-one (21) day period provided for in subsection (c) above.

          (e) Mr. Carney has carefully read and fully understands all of the provisions of the Agreement, and he knowingly and voluntarily agrees to all of the terms set forth in this Agreement; and

          (f) In entering into this Agreement Mr. Carney is not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document.

     8.  Company Files, Documents and Other Property:  No later than the
         -------------------------------------------
Termination Date, Mr. Carney will return to the Company any keys, credit cards, files, reports, books, data, and other documents or items or copies of any documents or items, that he may have in his possession that are the property of the Company. This provision will not apply to Mr. Carney's lap top computer but does apply to any documents on this or any other computer.

     9.  Confidentiality:  Mr. Carney agrees to maintain confidentiality
         ---------------
concerning the dollar amount and all other terms of this Agreement. Except as required pursuant to legal process, Mr. Carney agrees not to discuss the same with anyone except his immediate family and accountants or attorneys when such disclosure is necessary for them to render professional services. Prior to any such disclosure that Mr. Carney may make, he shall secure from his attorney or accountant their written agreement to maintain the confidentiality of such matters. Nothing in this Section shall be interpreted to prevent Mr. Carney from making any truthful disclosures required or authorized under law.

     10.  Representations and Additional Provisions:
          -----------------------------------------

          (a) This Agreement sets forth the complete and sole agreement and understanding between the parties and supersedes any and all other agreements or understandings, whether oral or written, and the Amended and Restated Agreement executed on June 24th, 1997. However, nothing in this Agreement will affect or
supersede:   (i) the Noncompetition, Nonsolicitation, Nondisclosure and
Assignment of Inventions Agreement executed by Mr. Carney on May 14, 1992 in connection with his employment and (ii) the Stock Option Agreement of October 5, 1995 as such Agreement may be modified hereby. This Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of both the Company and Mr. Carney.

          (b) In the event that any provision of this Agreement is determined to be legally invalid, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected thereby.

          (c) This Agreement shall deemed to be made and entered into in the Commonwealth of Massachusetts. This Agreement shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts without giving effect to the principles of conflicts of law thereof. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

          (d) Mr. Carney represents that he has read the foregoing Agreement, that he fully understands the terms and conditions of such Agreement and that he is voluntarily executing the same. In entering into this Agreement, Mr. Carney does not rely on any representation, promise or inducement made by the Company or its attorneys with the exception of the consideration described in this document.

          (e) This Agreement shall be binding upon and inure to the benefit of the Company and Mr. Carney and their respective heirs, successors and assigns.

     11.  Effective Date:  After signing this Agreement, Mr. Carney may revoke
          --------------
it for a period of seven (7) days following said signing. This Agreement shall not become effective or enforceable until the revocation period has expired.

     IN WITNESS WHEREOF, the undersigned have each executed this Agreement as an instrument under seal as of the date set forth above.



/s/ James Carney
---------------------------------
James Carney

Workgroup Technology Corporation



By:   /s/ Stephen Gaal
    -----------------------------
  Stephen J. Gaal, Director

          Mr. Carney acknowledges that he was informed and understands that he has at least 21 days within which to consider the attached Transition and

Severance Agreement, has been advised of his right to consult with an attorney regarding such Agreement and has considered carefully every provision of the

Agreement, and that after having engaged in those actions, prefers to and has requested that he enter into the Agreement prior to the expiration of the 21-day period.


Dated:                                                 /s/ James Carney
      ---------------------                          ---------------------



                                                     Witness:


Dated:
      ---------------------                          ---------------------

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